THIS DEED is made ________________the day of ________________ 2005

BETWEEN:

BRAINYTOYS LIMITED (ABN 28 001 894 033) of Unit 6, 34 York Street, North Perth, Western

Australia (Brainytoys);

AND

BRAINYTOYS.COM PTY LTD (ACN 091 822 481) of C/- Unit 6, 34 York Street, North Perth,

Western Australia (Brainytoys.com);

AND

ALEXANDER AGUERO of 6B Bowen Street, O’Connor, Western Australia (Aguero);

AND

HIGHFORCE INVESTMENTS PTY LTD (ACN 066 339 697) of 6B Bowen Street, O’Connor,

Western Australia (Highforce),

(Aguero and Highforce are jointly and severally the Assignors).

RECITALS:

A.

Brainytoys, Brainytoys.com and Aguero entered into the Share Sale Agreement with the purpose and intent of Brainytoys acquiring 100% of the issued capital of Brainytoys.com and, consequentially, 100% of the legal beneficial interest in the Intellectual Property Rights.

B.

The Share Sale Agreement has now been completed and the Parties wish to enter into this Deed to acknowledge the purpose, intent and effect of the Share Sale Agreement.

C.

To the extent that Brainytoys.com was not the owner of 100% of the legal and beneficial interest in the Intellectual Property Rights as at the Effective Date, the Assignors wish to assign and transfer to Brainytoys.com the legal and beneficial interest in the Intellectual Property Rights which Brainytoys.com did not own as at the Effective Date and Brainytoys.com has agreed to the assignment on the terms and conditions set out in this Deed.

IT IS AGREED as follows:

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

Author means each and every creator or author of the Toys and Games.

Business Day means a day on which trading banks in Western Australia are open for business.

Deed means the deed constituted by this document.

Deed of Acknowledgement means the deed of acknowledgement entered into between Aguero, Brainytoys and Brainytoys.com dated 9 December 2004.

Effective Date means the date of settlement of the Share Sale Agreement.

Encumbrance means any encumbrance, mortgage, pledge, charge, lien, assignment, hypothecation, security interest, title retention, preferential right or trust arrangement and any other security or agreement of any kind given or created and including any possessory lien in the ordinary course of business whether arising by operation of law or by contract.

Highforce Obligations means any and all obligations of any kind owed by the Assignors to third parties relating to the Intellectual Property Rights and/or the Toys and Games, including, without limitation, the obligations of the Assignors under the contracts annexed to this Deed as Annexure A.

Intellectual Property Rights means statutory and other proprietary rights in respect of inventions, innovations, patents, utility models, designs circuit layouts, mask rights, copyrights, confidential information, trade secrets, know-how, trade marks and all other rights in respect to intellectual property as defined in Article 2 of the Convention establishing the World Intellectual Property Organisation of July 1967 in connection with the Toys and Games.

Moral Rights means any of the rights described in Article 6bis of the Berne Convention for the Protection of Literary and Artistic Works 1886, being droit moral or other analogous rights arising under the Copyright Act 1968 and any other law of Australia, that exist or that may come to exist, anywhere in the world, including without limitation:

(a)

a right of attribution of ownership; or

(b)

a right not to have authorship falsely attributed; or

(c)

a right of integrity of authorship.

Party means a party to this Deed.

Share Sale Agreement means the agreement entered into between Brainytoys, Aguero, Brainytoys.com and Lothbury Pty Ltd dated 28 June 2004 pursuant to which Brainytoys agreed to acquire 100% of the issued capital of Brainytoys.com.

Toys and Games means the toys and games developed or in the process of being developed by the Assignors as at the Effective Date, including, but not limited to, the toys and games described in Schedule 1.

1.2

Interpretation

In this Deed unless the context otherwise requires:

(a)

headings are for convenience only and do not affect its interpretation;

(b)

an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c)

the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)

a reference to any Party includes that Party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e)

a reference to any document (including this Deed) is to that document as varied, novated, ratified or replaced from time to time;

(f)

a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g)

words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h)

reference to Parties, clauses, schedules, exhibits or annexures are references to Parties, clauses, schedules, exhibits and annexures to or of this Deed and a reference to this Deed includes any schedule, exhibit or annexure to this Deed;

(i)

 where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

(j)

 a reference to $ or dollar is to Australian currency; and

(k)

a reference to a defined term that is not defined in this Deed, has the same meaning as in the Licence Agreement, unless otherwise stated.

2.

OPERATIVE PROVISION

(a)

The Parties agree and acknowledge that this Deed supersedes and replaces the Deed of Acknowledgement.

(b)

The Assignors represent and warrant that:

(i)

Brainytoys.com has not at all times been the owner of 100% of the Intellectual Property rights;

(ii)

on or before the date of execution of the Share Sale Agreement, the Assignors assigned 100% of their legal and beneficial interest in the Intellectual Property Rights to Brainytoys.com free from Encumbrances (Initial Assignment) so that, as at the date of execution of the Share Sale Agreement, Brainytoys.com was the sole, legal and beneficial owner of the Intellectual Property Rights. For the avoidance of doubt, the Initial Assignment did not include an assignment of the Highforce Obligations, which are the sole responsibility of the Assignors; and

(iii)

the purpose, intent and effect of the Share Sale Agreement was:

(A)

the acquisition by Brainytoys of 100% of the issued capital of Brainytoys.com; and

(B)

the consequential acquisition by Brainytoys of 100% of the legal beneficial interest in the Intellectual Property Rights free from Encumbrances.

3.

ASSIGNMENT

3.1

The Assignment

To the extent that Brainytoys.com was not the owner of 100% of the legal and beneficial interest in the Intellectual Property Rights as at the Effective Date, the Assignors hereby assign to Brainytoys.com all of their legal and beneficial interest in the Intellectual Property Rights free from Encumbrances, and Brainytoys.com accepts the assignment of such interest in the Intellectual Property Rights so as to take effect on and from the Effective Date in consideration for the sum of $10 payable by Brainytoys.com (receipt of which is hereby acknowledged).

3.2

Warranty by the Assignors

The Assignors represent and warrant to Brainytoys.com that they are entitled to transfer their interest in the Intellectual Property Rights subsisting in the Toys and Games to Brainytoys.com free and clear of all third party interests, charges, mortgages and other Encumbrances whatsoever.

3.3

Reservation of rights

Brainytoys.com and Brainytoys reserve their rights to take any action or lodge any claims or damages against the Assignors in respect to the Intellectual Property Rights subsisting in the Toys and Games and any other rights they have under this Deed.

3.4

Perfection of Title

To the extent that the Intellectual Property Rights are not capable of being transferred, the Assignors hold those Intellectual Property Rights in trust for Brainytoys.com to the extent legally permissible, and must take all reasonable action to enforce or defend the rights of Brainytoys in the Intellectual Property Rights.

4.

MORAL RIGHTS

4.1

Consent from Author

As soon as practicable after and with effect on and from the date of this Deed, the Assignors will provide Brainytoys.com with an irrevocable and unconditional consent (to the fullest extent permitted by law – either present or future) by the Author to do any act or omission which may, except for this clause, infringe the Moral Rights of the Author, including without limitation, consent to:

(a)

reproduce any of the Toys and Games in whatever form Brainytoys.com sees fit (including the making of any distortions, additions or alterations to the Toys and Games or any part of it as so reproduced); and

(b)

reproduce the Toys and Games or any part of them without making any identification of the Author as author of those Toys and Games.

4.2

Undertaking from Author

As soon as practicable after and with effect from the date of this Deed, the Assignors will obtain a written undertaking from the Author that the Author will unconditionally and irrevocably waive and agree not to enforce any and all Moral Rights that the Author may have in the Intellectual Property Rights.

4.3

Consent and waiver in favour of Brainytoys

The consent and waiver given under this clause 4 is to be given in favour of and for the benefit of Brainytoys.com, Brainytoys and their successors, assignees and licensees and shall survive termination of this Deed.

4.4

Warranty from the Author

As soon as practicable after the date of this Deed, the Assignors will provide Brainytoys.com with warranties from the Author that the Author:

(a)

is the sole author of the works comprising the Intellectual Property Rights and sole holder of the Moral Rights in the Intellectual Property Rights;

and

(b)

has not granted any consent or waiver in respect of the Moral Rights in the Intellectual Property Rights to any other party.

4.5

Indemnity from the Author

With effect from the date of this Deed, the Assignors will obtain from the Author an indemnity whereby the Author agrees to indemnify and keep indemnified Brainytoys and Brainytoys.com from and against any and all actions, claims, demands, proceedings, losses, costs and damages that they incur or may incur as a result of, or arising from, a breach of any of the Author's warranties given in clause 4.4.

5.

ASSIGNORS’ UNDERTAKING

The Assignors undertake at their own expense to do all acts and execute all documents necessary or desirable for effecting the title of Brainytoys.com to the Intellectual Property Rights and obtaining the Author’s consent in relation to Moral Rights as set out in clause 4, and in case of default, the Assignors hereby appoint Brainytoys.com as its attorney for such purposes.

6.

WARRANTIES

6.1

Assignors’ Warranties and Representations

The Assignors represent, warrant and undertake to Brainytoys and Brainytoys.com that:

(a)

the contracts annexed to this Deed as Annexure A constitute:

(i)

all of the agreements and arrangements made by the Assignors in relation to the Intellectual Property Rights; and

(ii)

all of the Highforce Obligations which exist as at the date of execution of this Deed;

(b)

neither the execution of this Deed nor the performance by the Assignors of its obligations will cause the Assignors to be in breach of any agreement to which it is a party or is subject;

(c)

the Toys and Games are presently subsisting and the particulars of the Intellectual Property Rights as set out in Schedule 1 are true and correct;

(d)

subject to this Deed, the Assignors have full right and title to the Intellectual Property Rights;

(e)

the Assignors have not granted any licences or other user rights to any person in relation to any rights, title or interest in the Intellectual Property Rights;

(f)

subject to this Deed and the Share Sale Agreement, the Assignors have not entered into any deed or arrangement involving the sale, mortgage, pledge, granting of options or any other rights over the Assignors' right, title and interest in the Intellectual Property Rights;

(g)

the use by Brainytoys.com and any licensee of Brainytoys.com of the Intellectual Property Rights will not infringe any patent, trade mark, registered design, copyright or similar or other industrial commercial property rights of any person nor give rise to payment by Brainytoys.com or any licensee of Brainytoys.com of any royalty to any third party or to any liability to pay compensation;

(h)

Brainytoys.com shall have and enjoy quiet possession of the Intellectual Property Rights uninterrupted by the Assignors or any person claiming under the Assignors;

(i)

the Assignors are not aware of any fact by which the Intellectual Property Rights may be declared invalid;

(j)

no other party has any claim to the Intellectual Property Rights or the rights to exploit the Intellectual Property Rights;

(k)

they have the full corporate power to enter into and be bound by this Deed; and

(l)

they have provided to Brainytoys.com all of the information in their possession or control on the Intellectual Property Rights that an assignee for value would ordinarily expect to receive.

7.

DELIVER UP

The Assignors agree to deliver up to Brainytoys.com on request all certificates of title, papers, plans, reports and items in relation to all the rights agreed to be assigned pursuant to this Deed.

8.

INDEMNITY

The Assignors agree to indemnify and keep indemnified Brainytoys and Brainytoys.com against all damages, losses, costs, expenses and liabilities claimed, suffered or incurred, whether before or after the date of this Deed as a consequence of any breach of any of its representations, warranties or undertakings in this Deed or any failure to perform its obligations under this Deed including any damages, losses, costs, expenses and liabilities claimed, suffered or incurred by any third party.

9.

CONFIDENTIALITY

9.1

Terms to remain confidential

Each Party is to keep confidential the terms of this Deed, and any other confidential information obtained in the course of furthering this Deed, or during the negotiations preceding this Deed, and is not to disclose it to any person except:

(a)

to employees, legal advisers, auditors and other consultants requiring the information for the purposes of this Deed;

(b)

with the consent of the other Parties;

(c)

if required by law or a stock exchange;

(d)

if strictly and necessarily required in connection with legal proceedings relating to this Deed; or

(e)

 if the information is generally and publicly available other than as a result of a breach of confidence.

9.2

Disclosure of Information

A Party disclosing confidential information must use all reasonable endeavours to ensure that persons receiving the confidential information from it do not disclose the information except in the circumstances permitted in clause 9.1.

9.3

Obligations continuing

The obligations under this clause 9 contain obligations, separate and independent from the other obligations of the Parties and remain in existence for a period of five (5) years from the date of execution of this Deed, regardless of any termination of this Deed.

9.4

ASX Listing

The Parties acknowledge that Brainytoys is a company listed on ASX and accordingly is required to make certain disclosures in the circumstances set out in the ASX Listing Rules.

10.

NOTICES

10.1

Requirements for Notice

Each notice authorised or required to be given to a Party shall be in writing and may be delivered personally or sent by properly addressed and prepaid mail or facsimile in each case addressed to the Party at its address set out in clause 10.2, or as the case may be to such other address as it may from time to time notify to the other Parties pursuant to clause 10.3.

10.2

Address of Parties

The initial address of the Parties shall be as follows:

In the case of the Assignors:

6B Bowen Street

O’CONNOR WA

Facsimile: INT + TBA

Attention: The Company Secretary

In the case of Brainytoys and Brainytoys.com:

Unit 6

34 York Street

NORTH PERTH WA 6006

Facsimile: INT + 61 8 9228 0704

Attention: The Company Secretary

10.3

Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 10.1 to the other Parties.

10.4

Receipt of Notice

Any notice given pursuant to clause 10.1 will be conclusively deemed to have been received:

(a)

in the case of personal delivery, on the actual day of delivery if delivered prior to 5 pm (Perth time) on a Business Day or on the next following Business Day if delivered after 5 pm (Perth time) on a Business Day or on a day other than a Business Day;

(b)

if sent by mail, on the second clear Business Day after the day of posting; or

(c)

if sent by facsimile, on the day the facsimile was sent by clear transmission.

11.

FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Party to effectively carry out and give effect to the terms and intentions of this Deed.

12.

GOVERNING LAW

This Deed shall be governed by and construed in accordance with the law from time to time in the State of Western Australia and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Western Australia and the courts which hear appeals therefrom.

13.

VARIATION

No modification or alteration of the terms of this Deed shall be binding unless made in writing dated subsequent to the date of this Deed and duly executed by the Parties.

14.

COSTS

14.1

Stamp Duty

All stamp duty assessed on or in respect of this Deed shall be paid by the Assignors.

14.2

Legal Costs

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Deed.

15.

MISCELLANEOUS

15.1

Severance

If any provision of this Deed is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision shall be and continue to be valid and forceful in accordance with their terms.

15.2

Entire Agreement

This Deed shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements with respect thereto.

15.3

Counterparts

This Deed may be executed in any number of counterparts (including by way of facsimile) each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument.

15.4

Time

Time shall be of the essence in this Deed in all respects.

EXECUTED by the Parties as a Deed.

EXECUTED BY

BRAINYTOYS.COM PTY LTD

ACN 091 822 481

in accordance with the Corporations Act:

Director

Director/Secretary

EXECUTED BY

BRAINYTOYS LIMITED

ABN 28 001 894 033

in accordance with the Corporations Act:

Director

Director/Secretary

Signed by ALEXANDER AGUERO

in the presence of:

(Signature)

Signature of Witness

Full Name of Witness (BLOCK LETTERS)

Address

Occupation

EXECUTED BY

HIGHFORCE INVESTMENTS PTY LTD

ACN 066 339 697

in accordance with the Corporations Act:

Director

Director/Secretary

SCHEDULE 1

Toys and Games

[Insert list of Toys and Games].

Include the 30 – 40 toys and games that were included in the Product pack.

ANNEXURE A

Contracts relating to Intellectual Property

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1

2.	OPERATIVE PROVISION	3

3.	ASSIGNMENT	4

4.	MORAL RIGHTS	4

5.	ASSIGNORS’ UNDERTAKING	5

6.	WARRANTIES	5

7.	DELIVER UP	6

8.	INDEMNITY	6

9.	CONFIDENTIALITY	7

10.	NOTICES	7

11.	FURTHER ASSURANCE	8

12.	GOVERNING LAW	8

13.	VARIATION	8

14.	COSTS	8

15.	MISCELLANEOUS	9

	SCHEDULE 1	12

	ANNEXURE A	13

BRAINYTOYS.COM PTY LTD

ACN 091 822 481

(Brainytoys.com)

and

BRAINYTOYS LIMITED

ABN 28 001 894 033

(Brainytoys)

and

ALEXANDER AGUERO

(Aguero)

and

HIGHFORCE INVESTMENTS PTY LTD

ACN 066 339 697

(Highforce)

DEED OF ACKNOWLEDGEMENT AND ASSIGNMENT